As filed with the Securities and Exchange Commission on February 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arteris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-0117058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 E. Hamilton Ave., Suite 300 Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

2021 Incentive Award Plan

2021 Employee Stock Purchase Plan

Amended and Restated 2022 Employment Inducement Incentive Plan

(Full Title of the Plan)

K. Charles Janac

Arteris, Inc.

President and Chief Executive Officer

900 E. Hamilton Ave., Suite 300

Campbell, CA 95008

(408) 470-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phillip S. Stoup, Esq. Heather C. Brookfield, Esq. Freshfields US LLP One Bush Street, 17th Floor San Francisco, CA 94104 Telephone: (415) 400-2200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Arteris, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by the Registrant, relating to (a) 2,213,440 shares of its common stock, $0.001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of the Registrant under the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”), (b) 442,688 shares of Common Stock issuable to eligible employees of the Registrant under the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”), and (c) 1,603,403 additional shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2022 Employee Inducement Incentive Plan (the “Inducement Plan”). Shares available for issuance under the 2021 Plan, the ESPP, and the Inducement Plan were previously registered on registration statements on Form S-8 filed with the SEC on November 1, 2021, Registration No. 333-260620, March 7, 2022, Registration No. 333-263352, November 9, 2022, Registration No. 333-268258, March 1, 2023, Registration No. 333-270173, February 20, 2024, Registration No. 333-277200, and February 18, 2025, Registration No. 333-285039 (the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

•

the contents of the Registrant’s earlier Registration Statements on Form S-8 relating to the 2021 Plan and ESPP, previously filed with the SEC on November 1, 2021 (File No. 333-260620), March 7, 2022 (File No. 333-263352), March 1, 2023 (File No. 333-270173), February  20, 2024 (File No. 333-277200), and February  18, 2025 (File No. 333-285039);

•	the contents of the Registrant’s earlier Registration Statement on Form S-8 relating to the Inducement Plan, previously filed with the SEC on November 9, 2022 (File No. 333-268258);

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026;

•

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025; and

•

the description of the Registrant’s Common Stock which is registered under Section 12 of the Exchange Act, in the Registrant’s Registration Statement on Form 8-A, filed on October 22, 2021, including any amendments or reports filed for the purposes of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation of Arteris, Inc.	8-K	10/29/21	3.1
4.2	Amended and Restated Bylaws of Arteris, Inc.	8-K	10/29/21	3.2
4.3	Specimen Stock Certificate evidencing the shares of common stock.	S-1/A	10/18/21	4.1
5.1	Opinion of Freshfields US LLP.				X
23.1	Consent of Freshfields US LLP (included in Exhibit 5.1).				X
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1#	2021 Incentive Award Plan.	S-8	10/29/21	99.2(a)
99.2#	Form of Stock Option Award Agreement under Arteris, Inc. 2021 Incentive Award Plan.	S-1/A	10/18/21	10.14
99.3#	Form of Restricted Stock Unit Award Agreement under Arteris, Inc. 2021 Incentive Award Plan	S-1/A	10/18/21	10.15
99.4#	Form of Performance Stock Unit Agreement under Arteris, Inc. 2021 Incentive Award Plan	10-K	02/12/26	10.21
99.5#	2021 Employee Stock Purchase Plan	S-8	10/29/21	99.3
99.6#	Amended and Restated 2022 Employment Inducement Incentive Plan	10-K	02/12/26	10.22
99.7#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2022 Employment Inducement Award Plan	10-Q	11/8/22	10.3
99.8#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2022 Employment Inducement Award Plan	10-Q	11/8/22	10.4
107.1	Filing Fee Table				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 12th day of February, 2026.

Arteris, Inc.

By:	/s/ K. Charles Janac
K. Charles Janac
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Charles Janac and Nicholas B. Hawkins, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ K. Charles Janac K. Charles Janac	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	February 12, 2026

/s/ Nicholas B. Hawkins Nicholas B. Hawkins	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2026

/s/ Wayne C. Cantwell Wayne C. Cantwell	Director	February 12, 2026

/s/ Raman K. Chitkara Raman K. Chitkara	Director	February 12, 2026

/s/ Claudia Fan Munce Claudia Fan Munce	Director	February 12, 2026

/s/ Joachim Kunkel	Director	February 12, 2026
Joachim Kunkel

/s/ S. Atiq Raza S. Atiq Raza	Director	February 12, 2026

/s/ Antonio J. Viana Antonio J. Viana	Director	February 12, 2026